UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 273 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market
Series A Junior Participating Preferred Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 13, 2024, the board of directors (the “Board”) of Quince Therapeutics, Inc. (the “Company”) appointed Rajiv Patni to serve as a director of the Company, effective as of February 15, 2024. Mr. Patni was designated as a Class III director whose term expires at the Company’s 2025 Annual Meeting of Stockholders. Mr. Patni is entitled to certain compensation that all of the Company’s outside directors receive under the terms of the Company’s Amended and Restated Outside Director Compensation Policy (the “Policy”) which was previously filed as Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q (No. 001-38890) filed on August 9, 2022.

In accordance with the Policy, Mr. Patni is entitled to receive a $38,000 annual retainer for service as a Board member. Pursuant to the Policy, upon Mr. Patni’s appointment to the Company’s Board, Mr. Patni was granted a stock option award covering 54,000 shares of the Company’s common stock under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). The exercise price of the options will be equal to the closing sales price of the Company’s common stock on the date of grant and will vest in equal annual installments over the 3-year period following the grant date, subject to his continued service as a member of the Board through each such vesting date.

The Company has entered into the Company’s standard form of indemnification agreement with Mr. Patni. The indemnification agreement provides, among other things, that the Company will indemnify Mr. Patni for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-230853), as amended, as originally filed on April 12, 2019, and is incorporated herein by reference.

There are no family relationships between Mr. Patni and any of the Company’s current or former directors or executive officers. Mr. Patni is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

	By:	/s/ Dirk Thye
Date: February 15, 2024	Name: Dirk Thye
Title: Chief Executive Officer